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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Interstate Bakeries Corporation on Form S-8 of our report dated July 20, 2001, included in and incorporated by reference in the Annual Report on Form 10-K of Interstate Bakeries Corporation for the year ended June 2, 2001.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
May 8, 2002